EXHIBIT 10.23

CASH COMPENSATION FOR

NON-MANAGEMENT DIRECTORS OF THE REGISTRANT

Iomega’s non-management Directors receive certain fees for their services on the Board of Directors and its committees. In addition, all non-management Directors are reimbursed for out-of-pocket expenses incurred in connection with Iomega’s business activities. The fees paid to non-management Directors are paid pursuant to the fee schedule in effect at March 15, 2005, as set forth below:

Current Fees
Annual Retainer:
Chairman of the Board (receives no other committee or meeting fees)	$100,000
Other Non-Employee Directors	$20,000

Committee Fees:
Chairman of the Audit Committee	$33,000
Chairman of the Ethics and Compliance Committee	$10,000
Chairman of the Compensation Committee	$16,667
Members of the Audit Committee	$6,667
Members of the Compensation Committee	$5,000
Other Members of a Standing Committee (other than the Nominating and Governance Committee)	$3,333

Meeting Fees:
Board Meeting	$2,000
Committee Meeting (not paid if meeting fees exceed $3,667for same two-day period)	$1,667
Per Board or Committee Meeting by Teleconference	$500

There are no committee or meeting fees with respect to the Nominating and Governance Committee.